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                SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549
                             Form 8-K

         Current Report Pursuant to Section 13 or 15(d) of
                The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 28, 2000


                         MUSTANG.COM, INC.
(Exact name of registrant as specified in its charter)

                         MUSTANG.COM, INC.
      (Exact name of registrant as specified in its charter)

California                        0-25678                     70-0204718
(State or other jurisdiction   (Commission                 (I.R.S. Employer
of incorporation)               File Number)               Identification No.)

6200 Lake Ming Road, Bakersfield, CA                              93306
(Address of principal executive offices)                        (ZIP Code)


Registrant's telephone number, including area code:  (661) 873-2500


(Former name or former address, if changed since last report)



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Item 5.  Other Events

	On February 28, 2000, registrant issued a press release announcing that it had entered into an agreement with Quintus Corporation to be acquired by Quintus Corporation. A copy of that press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

(c)	Exhibits.


99.1 Press release of February 28, 2000.


MUSTANG.COM, INC.


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                                   MUSTANG.COM, INC.

                             By:__/S/__ Donald M. Leonard
                                 Vice President of Finance and
                                 Chief Financial Officer

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For More Information:
At Quintus	                        At Mustang.com
Alissa Vasilevskis or Gita Chandra	Don Leonard
Schwartz Communications, Inc.	        Mustang.com
(415) 512-0770	                        (661) 873-2580
alissav or gitac@schwartz-pr.com	investor@mustang.com

Susan Salvesen
Quintus Corporation
(510) 624-2890
investor.relations@quintus.com


QUINTUS CORPORATION ENTERS AGREEMENT
TO ACQUIRE MUSTANG.COM

Combined customer base, technology and hosted solution establishes market leadership in eCRM

Fremont, Calif. and Bakersfield, Calif.--February 28, 2000--Quintus Corporation (Nasdaq: QNTS), a provider of comprehensive e-customer relationship management solutions (eCRM), and Mustang.com, Inc. (Nasdaq: MSTG), the provider of Trusted eService Solutions(tm), today announced that Quintus has entered into an agreement to acquire Mustang.com in a stock merger valued at approximately $290 million based on the Nasdaq closing price of Quintus' common stock on February 25, 2000. With the acquisition, Quintus will immediately strengthen its eCRM leadership position by leveraging Mustang.com's award winning e-mail management products and its recently announced hosted solutions. Quintus believes that this combined eCRM offering will address the needs of e-businesses thereby permitting them to build customer loyalty and increase sales through personalized service.

Under the terms of the agreement, Quintus will exchange .793 shares of Quintus common stock for each outstanding share of Mustang.com common stock. This exchange ratio represents a premium of 48% over the Nasdaq closing price of Mustang.com's common stock on February 25, 2000. All outstanding options and warrants to purchase Mustang.com common stock will also be assumed by Quintus, adjusted for the exchange ratio. The acquisition will be accounted for as a purchase transaction and has been structured to be tax-free to stockholders. On a fully diluted basis, Quintus will issue (or reserve) approximately 6.1 million shares of its common stock representing 13.9% of the combined company.
 The acquisition has been approved by the board of directors of both Quintus Corporation and Mustang.com, Inc. Completion of the acquisition is subject to customary closing conditions, including regulatory approval and approval of Mustang.com's shareholders. The acquisition is expected to be completed in the second calendar quarter of 2000.

"This business combination adds Mustang's e-mail management leadership to Quintus' existing strength in integrating multiple channels of customer communication. In addition, Mustang.com's recent announcement of an Online

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hosted delivery model will be the basis of Quintus' expansion of offerings available through this channel," said Alan Anderson, Chairman and CEO of Quintus. "Quintus eContact Suite provides a natural extension for Mustang.com customers as they expand from e-mail management to a solution that fully integrates their existing telephone contact centers with web live-help. Together Quintus and Mustang.com have sold over 24,000 e-mail seats, which we believe establishes clear leadership in the market."

 Jim Harrer, founder, President and CEO of Mustang.com, Inc. will become President of Quintus Online reporting directly to Alan Anderson, Chairman and CEO of Quintus. "Alan has built an outstanding organization and we look forward to delivering a powerful eContact solution that addresses today's critical e-business needs to all our customers," said Mr. Harrer. "The combination of the Mustang and Quintus solutions enables us to provide the most comprehensive eService suite on the market. By integrating e-mail, web live-help, web-collaboration, CRM and computer telephony integration (CTI) Quintus is now unmatched in the market."

The Rapidly Expanding eCRM Market Opportunity
According to a June 1999 Forrester Research report, more than eighty percent of online merchants believe that a single integrated view of the customer is critical or very important to their business, although only two percent had implemented such a comprehensive solution. In addition, The Gartner Group estimates that approximately 25% of all customer interactions will take place over the Internet via e-mail or web communications by 2001. A 1999 IDC report forecasts that the e-mail management market is expected to grow at a compounded annual growth rate of 63% to become a $342 million market in 2003.
 In addition, combining several separate 1999 industry research reports from Frost & Sullivan, IDC and AMR, the eCRM market which Quintus defines as including e-mail management, web-enabled contact centers, customer relationship management (CRM) and computer telephony integration (CTI), is projected to grow at a compounded annual rate of 47%, to become a $19 billion market in 2003.

The Integration Challenge
Companies are struggling with managing communications across multiple channels while the majority of vendors have primarily provided point solutions targeted at discrete communication channels. Deploying these disparate solutions requires significant integration and as a result they can be difficult and expensive to implement and maintain. Quintus' eContact solution addresses this critical need by integrating multiple communication channels including phone, e-mail, web live-help, and voice over the Internet.

The Quintus and Mustang Integrated Solution
The acquisition extends Quintus' leadership position in the rapidly growing eCRM market. Mustang.com's technology complements Quintus' offering by providing high-volume, reliable e-mail management, adherence to open standards, integration with the full range of standard e-mail environments, and rapid customer deployment. With the acquisition, Quintus is the only provider of a fully integrated solution that addresses this entire eCRM market

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providing users with a single integrated view of customers across existing and emerging communication channels.

Over 750 customers and over 24,000 e-mail seats

Mustang.com has over 300 customers for its e-mail management products, including Barclays Bank, Costco, Dow Jones, eStamp.com, GTE, Lucent, Mail.com, Microsoft, NORDSTROM.com, Playboy.com, Progressive Insurance, ShopNow.com, Time Warner, 3Com, Victoria's Secret and Virgin Megastore. Quintus customers include Anheuser-Busch, First Union Bank, Lucent Technologies, Mercata, Procter & Gamble, REI.com, Sun Microsystems, Ticketmaster and United Airlines.
 The combined company will have over 750 customers, including leading Internet and Fortune 1000 businesses. In addition, Quintus and Mustang.com have deployed over 24,000 e-mail seats.

Introduction of Quintus OnLine

The acquisition also marks the introduction of Quintus OnLine, a 24x7, mission critical ASP eService solution designed specifically to remove the infrastructure investment and overhead burdens required to support world-class eService response centers. Leading businesses and emerging leaders will ultimately have the ability to offer their customers the ability to communicate with them through various channels including e-mail, web live-help and voice over the Internet.

Integrated products available today

Quintus eContact was first introduced in February 1999 and Quintus is already deploying multi-channel blended contact centers. As part of an existing OEM relationship with Mustang.com, Quintus has already integrated Mustang Message Center as the e-mail engine for Quintus eContact, which provides an integrated solution for e-mail management, web self help, live help through web-chat and browser-collaboration, voice over the Internet, and traditional phone calls.

Teleconference Call
A teleconference call is scheduled for Monday, February 28th at 7:30 a.m. PT/10:30 a.m. ET. Domestic dial-in: 1-800-593-7038 and International: 847-619-6820. The teleconference call name is "Quintus Corporation".

About Mustang.com
Founded in 1986, Mustang.com was a first provider of e-mail management solutions with its award-winning Message Center? product. Introduced in 1997, Mustang Message Center enables loyal, high quality customer relationships through Internet and e-mail based customer interactions. Mustang.com is headquartered in Bakersfield, California with offices in Austin, Chicago, Ft. Lauderdale, Los Angeles, New York, Phoenix, Seattle and Washington DC. For more information access the Web at www.mustang.com.


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About Quintus

Quintus Corporation (NASDAQ: QNTS) provides a comprehensive e-customer relationship management (eCRM) solution to manage customer interactions, such as customer orders, inquiries and service requests, and deliver consistent customer service across multiple communication channels, including the Internet, e-mail and the telephone. The Quintus eContact software suite includes applications that address the needs of customer service representatives and agents in sales and service, consumer relations, technical support, and human resources centers and a routing engine to manage customer interactions. Quintus eContact enables companies to handle high volumes of customer interactions and leverage opportunities to sell additional products and services to their customers. Quintus is based in Fremont, Calif. For more information about Quintus, call 800/337-8941, e-mail sales@quintus.com or access the Web at www.quintus.com.


The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, including statements based on Quintus Corporation's current expectations, beliefs, intentions or strategies, as well as a number of assumptions about future events, and these statements are subject to important factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements in this release address a variety of subjects including, for example, the expected benefits resulting from the acquisition of Mustang.com Inc. by Quintus. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the risk that the acquisition of Mustang.com will not be successfully completed; the risk that Mustang.com's business will not be successfully integrated with the business of Quintus; and increased competition and technological changes in the industries in which Quintus and Mustang.com compete. For a detailed discussion of these and other cautionary statements, please refer to Quintus Corporation's filings with the Securities and Exchange Commission (the "SEC"), including the Company's registration statement on Form S-1 declared effective by the Securities and Exchange Commission on November 15, 1999 and our quarterly report on Form 10-Q filed on February 14, 2000.

Additional Information and Where to Find It
Quintus plans to file with the SEC a registration statement on Form S-4 in connection with the merger, and Mustang.com expects to mail a proxy statement to stockholders of Mustang.com containing information about the acquisition. Investors and security holders are urged to read the registration statement and the proxy statement carefully when they are available because they will contain important information. Investors and security holders will be able to obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov. Free copies of these documents may also be obtained from Quintus by directing a request through the Investors Relations portion of the Quintus website at http://www.quintus.com or by mail to Quintus Corporation, 47212 Mission Falls Court, Fremont, CA 94539, attention:
Investor Relations, telephone: (510) 624-2890.

####


eContact and WebCenter are trademarks and Quintus is a registered trademark of Quintus Corporation. Mustang.com and Message Center are trademarks of Mustang.com.